Exhibit 4.1

INCORPORATED UNDER THE BRITISH COLUMBAIA BUSINESS CORPORATIONS ACT TRULICE CANNABIS CORP. THIS CERTIFIES THAT SPECIMEN SIN: CA89788C1041 SUSIP: 89788C104 IS THE RESISTERED HOLDER OF *NINE BILLION AND 00/100* FULLY PAID AND NON-ASSESSABLE SUBORDINATE VOTIONG SHARES WITHOUT PAR VALUE IN THE CAPITAL OF TRULIEVE CANNABIS CORP. transfera authorized attorney in writing upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. DATED: JANUARY 01, 2020 COUNTERSIGNED AND REGISTERED ODYSSEY TRUST COMPANY CALGARY TRANSFER AGENT & REGISTRAR VANCOUVER Chief Executive Officer EQUITY STOCK TRANSFER LLC NEW YORK CO-TRANSFER AGENT & REGISTRAR By: Authorized Officer General Counsel The shares represented by this certificate are transferable at the offices of Odyssey Trust Company Vancouver, BC and Calgary, AB and Equity Stock Transfer LLC New York, NYble of the books of the corporation by the registered holder in person or by duly